SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF EARLIEST REPORTED EVENT : January 21, 2004

                              SEALIFE CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                  #0-13895            IRS#34-1444240
           --------                 -----------          --------------
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)      File Number)       Identification Number)

                              5601 W. Slauson Ave
                                   Suite 283
                         Culver City, California 90230
             (Address of Registrant's principal executive offices)

                                 (310) 338-9575
              (Registrant's telephone number, including area code)

                                 (310) 338-9762
              (Registrant's facsimile number, including area code)

                             18482 Park Villa Place
                          Villa Park, California 92861
         (Former name or former address, if changed since last report)




Item 5.  Other Events

Effective January 21, 2004, SeaLife entered into an "exclusive" Sales Force Agreement with Brokers Unlimited, Inc., a newly organized California corporation, whose principles have significant experience in developing distributorship networks and promoting new products.

The principles and owners of Brokers Unlimited include Joe Regoli, Steve Barron, Jim Barron, Tim Regoli and Peter C. Georgiopoulos. The Agreement appoints Brokers Unlimited as the sole and exclusive sales force for the sale of SeaLife paint worldwide, (with certain exceptions), and sets certain sales performance targets, which Brokers Unlimited must meet in order to maintain their status as the "exclusive" sales force.

The Agreement continues through 2008, and provides generally for a gross sales commission to Brokers Unlimited of 17 percent, with lesser commission rates on certain existing House accounts and prospects. The sales performance targets Brokers Unlimited must meet in order to retain its status as the "exclusive" sales agent for SeaLife, are fixed in sales of gross US gallons and are as follows:

-Gross sales of 20,000 Gallons by July 1, 2004

-Cumulative gross sales of 40,000 Gallons by the end of 2004, (including the earlier 20,000 Gallons sales)

-Cumulative gross sales of 60,000 Gallons by March 31, 2005, (including the earlier sales)

-Gross sales of 100,000 gallons between April 1, 2005 and March 31, 2006

-Gross sales of 250,000 gallons between April 1, 2006 and March 31, 2007

-Gross sales of 300,000 gallons between April 1, 2007 and March 31, 2008

-Gross sales of 500,000 gallons between April 1 of 2008 and March 31, 2009

-Gross sales of at least 500,000 gallons per year thereafter.

-In addition, Brokers Unlimited must obtain one or more USA West Coast distributors by January 31, 2004, and obtain a sale of products applied to a General Maritime Corporation Vessel before October 1, 2004.

If all these sales performance targets are met, of which there is of course no assurance, Brokers Unlimited will have produced sales of 1,210,000 US gallons of marine paint over the five-year term of the Agreement.

The Agreement excludes Scandinavia, Japan and Korea. During the term SeaLife is precluded from appointing anyone else to sell the Marine paint products, except for limited exceptions designated as house accounts. House accounts can be expanded with approval of BUI, which approval can not be unreasonably withheld. On expiration of the initial 1-year term, the agreement extends for additional one-year periods unless terminated by either party 90 days prior to a renewal.

Brokers Unlimited will obtain, create, supervise and assist distributors who will sell the Company's marine paint products, and will provide distributors with support, prospective customer leads, sales assistance, and strategic sales and marketing assistance. It will also create and utilize computer/telephone technology to process, track and manage all orders, and setup and operate toll free telephone services and web portals, all at Brokers Unlimited expense. SeaLife must approve all distributors selected by Brokers Unlimited and SeaLife maintains creative control on all marketing and promotion materials


Item 7. Exhibits

10.1- Sales Force Agreement

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

DATED this 15th day of March, 2004.

        SEALIFE CORPORATION

By      /s/ Robert A. McCaslin
---------------------------------
NAME:   Robert A. McCaslin
TITLE:  President and Chief Executive Officer